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                                                                EXHIBIT 99-10



                             QUESTIONS AND ANSWERS
                RELATING TO THE EXCHANGE OFFER (THE "OFFER") BY
                      PECO ENERGY COMPANY ("PECO ENERGY")
     TO EXCHANGE PREFERRED TRUST RECEIPTS ("TOPRS(SM)") EACH REPRESENTING A ___% CUMULATIVE MONTHLY INCOME PREFERRED SECURITY, SERIES B OF PECO ENERGY
       CAPITAL, L.P. FOR UP TO 5,400,000 OUTSTANDING DEPOSITARY SHARES
    EACH REPRESENTING A ONE-FOURTH INTEREST IN A SHARE OF $7.96 CUMULATIVE
                                PREFERRED STOCK

     PLEASE NOTE THAT THE FOLLOWING INFORMATION IS PART OF THE OFFERING CIRCULAR/PROSPECTUS DATED ____________________, 1995 AND THE LETTER OF TRANSMITTAL WHICH TOGETHER CONSTITUTE THE OFFER. THIS INFORMATION SHOULD BE READ ONLY IN CONJUNCTION WITH AND IS SUBJECT IN ALL RESPECTS TO THE OFFERING CIRCULAR/PROSPECTUS AND THE LETTER OF TRANSMITTAL. PLEASE REFER TO THE OFFERING CIRCULAR/PROSPECTUS FOR THE DEFINITIONS OF THE CAPITALIZED TERMS USED HEREIN WHICH ARE NOT OTHERWISE DEFINED.

Q:   WHAT ARE THE TERMS OF THE OFFER?

A: Upon the terms and subject to the conditions set forth in the Offering Circular/Prospectus and in the Letter of Transmittal, PECO Energy will offer to effect an exchange of one Preferred Trust Receipt for each Depositary Share validly tendered and accepted for exchange.

     If more than 5,400,000 Depositary Shares (or if decreased, such lesser number) have been validly tendered and not withdrawn prior to the expiration of the offering, PECO Energy will accept for exchange Depositary Shares from each holder on a pro rata basis, subject to adjustment to avoid the acceptance for exchange of fractional shares. See "The Offer - Terms of the Offer" in the Offering Circular/Prospectus.

Q:   WHAT ARE PREFERRED TRUST RECEIPTS?

A:   Each Preferred Trust Receipt corresponds to a Series B Preferred
     Security. Preferred Trust Receipts pay monthly distributions corresponding to the interest rate and the payment dates for the Series B Subordinated Debentures. See "Description of the Preferred Trust Receipts" in the Offering Circular/Prospectus.

Q: WHY ARE PREFERRED TRUST RECEIPTS BEING ISSUED IN EXCHANGE FOR THE DEPOSITARY SHARES INSTEAD OF DIRECTLY ISSUING THE SERIES B PREFERRED SECURITIES TO HOLDERS?

A: The Preferred Trust Receipts are being issued in exchange for the Depositary Shares instead of directly issuing the Series B Preferred Securities to Holders so that a holder of Preferred Trust Receipts will receive a Form 1099 to report interest income for Federal income tax purposes, rather than a Form K-1 which would have been required if the Series B Preferred Securities were held directly by investors.

Q:   WHAT IS THE PURPOSE OF THE OFFER?

A: The purpose of the Offer is to reduce the after-tax financing costs of PECO Energy through the replacement of Depositary Shares with Preferred Trust Receipts. Although the Distribution rate on the Preferred Trust Receipts will be higher than the dividend rate on the Depositary Shares, PECO Energy will deduct interest payable on the Series B Subordinated Debentures for federal income tax purposes; dividends payable on the Depositary Shares are not deductible by PECO Energy for federal income tax purposes.

Q:   WILL  THE PREFERRED TRUST RECEIPTS BE LISTED?

A: Application has been made to list the Preferred Trust Receipts on the New York Stock Exchange ("NYSE"). Listing will be subject to meeting the requirements of the NYSE. If such application is approved, trading of the Preferred Trust Receipts on the NYSE is expected to commence within a 30-day period after the initial delivery of the Preferred Trust Receipts.

Q:   HOW ARE THE PREFERRED TRUST RECEIPTS GUARANTEED?

A: Payments of monthly distributions on the Preferred Trust Receipts and on liquidation or redemption are guaranteed on a subordinated basis by PECO Energy, only if and to the extent payments have been made on the Series B Subordinated Debentures. See "Description of the Series B Guarantee" in the Offering Circular/Prospectus.
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Q:   ARE THE REDEMPTION PROVISIONS OF THE PREFERRED TRUST RECEIPTS DIFFERENT
     FROM THE DEPOSITARY SHARES?

A: Yes. While the Depositary Shares have no maturity date, the Preferred Trust Receipts will be redeemed following repayment of the Series B Subordinated Debentures upon their _________, 2025 final maturity date or earlier redemption. Like the Depositary Shares, the Series B Subordinated Debentures are redeemable at the option of the Company on or after October 1, 1997. See "Comparison of the Preferred Trust Receipts and Depositary Shares" and "Description of the Preferred Trust Receipts" in the Offering Circular/Prospectus.

                                DIVIDEND MATTERS

Q: HOW DOES THE DISTRIBUTION RATE ON THE PREFERRED TRUST RECEIPTS COMPARE TO THE DIVIDEND RATE ON THE DEPOSITARY SHARES?

A: The rate of Distributions on the Preferred Trust Receipts will be ___ basis points greater than the dividend rate on the Depositary Shares; the annual rate of Distributions on the Preferred Trust Receipts is ___% versus 7.96% on the Depositary Shares.

Q: WILL DISTRIBUTIONS ON THE PREFERRED TRUST RECEIPTS BE PAID ON THE SAME SCHEDULE AS DIVIDENDS ON THE DEPOSITARY SHARES?

A: No, there is a different payment schedule. Distributions on the Preferred Trust Receipts will be payable monthly in arrears on the last day of each calendar month. Dividends on the Depositary Shares are payable quarterly on February 1, May 1, August 1 and November 1 of each year out of funds legally available therefor, when, as and if declared by PECO Energy's Board of Directors.

Q: THE NEXT SCHEDULED PAYMENT DATE ON THE DEPOSITARY SHARES IS NOVEMBER 1, 1995; WILL THE HOLDERS THAT PARTICIPATE IN THE OFFER BE ELIGIBLE FOR THAT DIVIDEND?

A: Yes. Dividends accumulated after October 31, 1995 on the Depositary Shares which have been accepted for exchange in the Offer, however, will not be paid. In lieu thereof, holders of the Preferred Trust Receipts will be entitled to an additional distribution at the rate of 7.96% per annum (equal to the dividend rate on the Depositary Shares) from and including November 1, 1995 up to but not including the Exchange Date, payable at the time of the first Distribution Payment on the Preferred Trust Receipts.

Q:   EXPLAIN THE 60 MONTH DISTRIBUTION DEFERRAL ON THE PREFERRED TRUST
     RECEIPTS.

A: At the option of PECO Energy, monthly interest payments on the Series B Subordinated Debentures may be deferred for one or more periods of up to 60 consecutive months each. In the case of such deferral, distributions on the Preferred Trust Receipts will be similarly deferred. The Series B Subordinated Debentures have a maturity date which may not be extended. See "Description of the Preferred Trust Receipts - Distributions" in the Offering Circular/Prospectus. Quarterly dividend payments on the Depositary Shares are payable only if declared by PECO Energy's Board of Directors, and such dividends may be deferred indefinitely.

     Deferred Preferred Trust Receipt distributions continue to accrue and, if in arrears for more than one month, compound monthly at a rate equal to ___% per annum. However, while dividends on the Depositary Shares accrue if dividends are suspended, there is no such compounding feature. During such a deferral, PECO Energy Capital will continue to accrue interest income (as original issue discount) in respect of the Series B Subordinated Debentures which will be taxable to beneficial owners of the Preferred Trust Receipts. As a result, beneficial owners of the Preferred Trust Receipts during such a deferral will include their pro rata share of the interest in gross income in advance of the receipt of cash.

                                   TAX ISSUES

Q: WILL THE EXCHANGE OF PREFERRED TRUST RECEIPTS FOR DEPOSITARY SHARES CONSTITUTE A TAXABLE EVENT?

A: Yes. The Company recommends that each holder read the section entitled "United States Taxation" in the Offering Circular/Prospectus and consult his/her own tax advisor.

Q:   WHAT WILL BE THE INITIAL TAX BASIS FOR THE PREFERRED TRUST RECEIPTS?

A: An Initial Holder's aggregate tax basis in his pro rata share of the Series B Preferred Securities (represented by the Preferred Trust Receipts) will be equal to his tax basis for the Depositary Shares surrendered in the Exchange increased by the amount of any gain or reduced by the amount of any loss recognized in the Exchange.

Q:   HOW WILL DISTRIBUTIONS ON THE PREFERRED TRUST RECEIPTS BE REPORTED TO THE
     IRS?

A:   Distributions on the Preferred Trust Receipts will be reported on Form
     1099.

Q: CORPORATE HOLDERS CAN CLAIM THE 70% DIVIDENDS-RECEIVED DEDUCTION FOR DIVIDENDS ON THE DEPOSITARY SHARES. ARE DISTRIBUTIONS ON THE PREFERRED TRUST RECEIPTS ELIGIBLE FOR THE DIVIDENDS-RECEIVED DEDUCTION FOR CORPORATE HOLDERS?

A:   No.
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                  PROCEDURES FOR EXCHANGING DEPOSITARY SHARES

Q: IF DEPOSITARY SHARES ARE REGISTERED IN MY NAME, HOW DO I PARTICIPATE IN THE OFFER?

A: You should have received a package from First Chicago Trust Company of New York consisting of this Questions and Answers Sheet and:

     -   Offering Circular/Prospectus dated _______________, 1995,
     - Letter of Transmittal form (printed on yellow paper) bearing a pre-printed label with your account name and address,
     - Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9,
     -   Notice of Guaranteed Delivery,
     -   Letter from the Chairman of PECO Energy, and
     -   Return envelope addressed to First Chicago Trust Company of New York.

     If, after reviewing these materials carefully, you decide to participate in the Offer, complete the Letter of Transmittal form and send it with your certificate(s) representing Depositary Shares to First Chicago Trust Company of New York as Exchange Agent at either of the addresses shown on the Letter of Transmittal. It is recommended that you use registered or certified mail.

     Holders of record may also contact their broker to exchange their Depositary Shares on their behalf. If you cannot deliver your certificate(s) to the Exchange Agent before the Expiration Date, then you must arrange for your broker to guarantee delivery of your Depositary Shares.

Q: IF MY DEPOSITARY SHARES ARE HELD BY A BROKER OR A BANK FOR MY ACCOUNT, HOW DO I PARTICIPATE IN THE OFFER?

A: If your Depositary Shares are held by a broker or bank for your account, you should have received a package from them as a holder of record containing, along with this Questions and Answers sheet, the following:

     -   Offering Circular/Prospectus dated _______________, 1995,
     -   Letter of Transmittal for information only,
     - Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9,
     -   Notice of Guaranteed Delivery,
     -   Letter from the Chairman of PECO Energy, and
     -   Cover letter or notice from your broker or bank.

     If you decide to participate in the Offer, you must contact your nominee to tender your Depositary Shares on your behalf. See "The Offer-Procedures for Tendering- Special Procedure for Beneficial Owners" in the Offering Circular/Prospectus.

Q: ONCE I HAVE TENDERED MY DEPOSITARY SHARES, OR INSTRUCTED MY BROKER OR BANK TO TENDER THEM ON MY BEHALF, MAY I WITHDRAW THEM FROM THE OFFER?

A: Yes, tenders of Depositary Shares may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange, at any time after 40 Business Days from the date of the Offering Circular/Prospectus.

Q:   HOW AM I AFFECTED IF I ELECT NOT TO EXCHANGE?

A: The terms (issuer, dividend rate, payment dates and redemption features) of the outstanding Depositary Shares are unaffected by the Offer; however, the liquidity and trading market for Depositary Shares which are not exchanged could be adversely affected by the reduction in the number of publicly traded Depositary Shares resulting from the Offer.
     Furthermore, payments of interest and principal on the Series B Subordinated Debentures which will fund distributions on the Series B Preferred Securities, represented by the Preferred Trust Receipts, will rank senior in right of payment to the Depositary Shares which are not exchanged.

Q:   WHEN DOES THE OFFER EXPIRE?

A: At 12:00 p.m. Midnight, New York City time on ____________, 1995 unless extended by PECO Energy in its sole discretion or as required by law. PECO Energy may also amend or terminate the Offer as described in the Offering Circular/Prospectus.

             FOR ADDITIONAL DETAILS, OR IF YOU HAVE ANY QUESTIONS,
                       PLEASE CALL THE INFORMATION AGENT,
                           D.F. KING & COMPANY, INC.
                                 1-800-628-8509